Exhibit 23


     AMENDMENT, dated as of July 19, 2001 (this "Amendment"), to the Amended and Restated Contribution and Voting Agreement, dated as of May 31, 2001 (the "Agreement"), among the parties listed on the signature pages hereto. Capitalized terms defined in the Agreement when used in this Amendment shall have the same meanings set forth in the Agreement.

          1. Each of the parties hereto agrees that anything in the Agreement to the contrary notwithstanding, the amount of the BLUM Cash Contribution will be reduced by the gross cash proceeds (not to exceed $10 million) received by Holding from the purchase by California Public Employees' Retirement System of Holding Class A Common Stock on the date of the Contribution Closing pursuant to a Subscription Agreement in the form of Annex I hereto (and there will be a corresponding reduction in the number of shares of Holding Class B common stock issued to BLUM).

          2. Each of the parties hereto agrees that (i) the number of shares contributed by The Koll Holding Company will be reduced to 656,052 shares, a reduction of 78,238 shares and (ii) the BLUM Cash Contribution will be increased by $1,251,808 (and there shall be a corresponding increase in the number of shares of Holding Class B Common Stock issued to BLUM).

          3. Each of the parties hereto agrees that the number of shares contributed by Raymond E. Wirta will be reduced to 30,000 shares, and that Mr. Wirta will contribute to Holding $80,000 in cash at the Contribution Closing so that the total number of shares of Holding
Class B Common Stock issued to Mr. Wirta under the Contribution and Voting Agreement will remain at 35,000 shares.

          4. Each of the parties hereto agrees that (i) the number of shares contributed by W. Brett White will be reduced to 57,500 shares; and (ii) the BLUM Cash Contribution will be increased by $17,200 (and there shall be a corresponding increase in the number of shares of Holding Class B Common Stock issued to BLUM).

          5. Each of the parties hereto agrees that a portion of the BLUM Stock Contribution may be made by Blum Strategic Partners II, L.P.

          6. Each of the parties hereto agrees that the Securityholders Agreement will be in the form of Annex II hereto.

          7. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that state.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   CBRE HOLDING, INC.


                                   By:   /s/ Claus Moller
                                       ---------------------------------
                                       Name:  Claus J. Moller
                                       Title:  President

                                   BLUM CB CORP.

                                   By:   /s/ Claus Moller
                                       ---------------------------------
                                       Name:  Claus J. Moller
                                       Title:  President

                                   RCBA STRATEGIC PARTNERS, L.P.
                                   By:  RCBA GP, L.L.C.,
                                        its general partner

                                   By:  /s/ Claus Moller
                                       ---------------------------------
                                       Name:  Claus J. Moller
                                       Title:  Member

                                   FS EQUITY PARTNERS III, L.P.

                                   By:  FS Capital Partners, L.P.,
                                        its general partner

                                   By:  FS Holdings, Inc.,
                                        its general partner

                                   By:   James F. Simmons
                                       --------------------------------
                                       Name:  James F. Simmons
                                       Title:  Chief Financial Officer

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                                   FS EQUITY PARTNERS INTERNATIONAL, L.P.

                                   By:  FS&Co. International, L.P.,
                                        its general partner

                                   By:  FS International Holdings Limited,
                                        its general partner

                                   By:  James F. Simmons
                                       --------------------------
                                       Name: James F. Simmons
                                       Title: Vice President

                                   THE KOLL HOLDING COMPANY

                                        /s/ Donald Koll
                                       --------------------------
                                   By:  Donald Koll


                                        /s/ Frederic V. Malek
                                       --------------------------
                                       Frederic V. Malek


                                        /s/ Raymond E. Wirta
                                       --------------------------
                                       Raymond E. Wirta


                                       /s/ W. Brett White
                                       --------------------------
                                       W. Brett White


                                        /s/ Donald M. Koll
                                       --------------------------
                                       Donald M. Koll

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